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Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 9, 2007, with respect to the special purpose combined financial statements and schedule of Verizon's Maine, New Hampshire and Vermont Operations included in the Amendment No. 3 to the Registration Statement (Form S-4 No. 333-141825) and related Prospectus of FairPoint Communications, Inc. for the registration of 54,185,794 shares of its common stock.

/s/ Ernst & Young LLP

New York, New York
June 28, 2007

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Consent of Independent Auditors